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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports as they relate to Dobson Communications Corporation (and to all references to our Firm) included in or made a part of this registration statement.

                                       /s/ ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
April 14, 1998